Exhibit 99.1
N E W S R E L E A S E

MEDIA CONTACT
Amy Baker
VP, Corporate Communications and Marketing
MVB Financial Corp.
abaker@mvbbanking.com
(844) 682-2265

INVESTOR RELATIONS
Marcie Lipscomb
mlipscomb@mvbbanking.com
(844) 682-2265

MVB Financial Corp. Declares Third Quarter 2020 Dividend
FAIRMONT, W.Va. (August 21, 2020) – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial” or “MVB”) has declared a quarterly cash dividend of $0.09 per share payable on September 15, 2020, to shareholders of record at the close of business on September 1, 2020, maintaining the dividend declared in the previous quarter.

This is the third quarterly dividend for 2020, totaling $0.27 per share payout year to date.

“Through unprecedented times in our new COVID-19 reality, MVB produced record earnings and increased our tangible book value materially in the second quarter of 2020, all while increasing our loan loss reserve. We completed two accretive transactions and took other strategic steps to execute our MVB strategy to protect the core while stimulating growth. We are pleased to maintain our current dividend level for shareholders,” said Larry F. Mazza, President and CEO, MVB Financial Corp.

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About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and the Bank’s subsidiaries, MVB Mortgage, MVB Community Development Corporation, Chartwell Compliance and Paladin, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond. Chartwell Compliance is one of the world’s leading specialist firms in state and federal compliance and market entry facilitation for firms entering into or expanding in North America, serving many of the most high-profile providers of the Fintech industry. For more information about MVB, please visit ir.mvbbanking.com.

Forward-looking Statements

MVB Financial Corp. (the “Company”) has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Press Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. When words such as “may,” “plans,” “believes,” “expects,” “anticipates,” “continues,” “may” or similar expressions occur in this Dividend Press Release, the Company is making forward- looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Dividend Press Release. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.